UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                  May 19, 2009
                              --------------------
                                 Date of Report
                        (Date of earliest event reported)


                           Access National Corporation
                           ---------------------------
             (Exact name of registrant as specified in its charter)


       Virginia                      000-49929                 82-0545425
   ------------------              ------------            ------------------
    (State or other                (Commission               (IRS Employer
     jurisdiction                  File Number)            Identification No.)
   of incorporation)


              1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (703) 871-2100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       n/a
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item       5.02  Departure  of  Directors  or  Certain  Officers;   Election  of
           Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Access National Corporation (the "Registrant") held on May 19, 2009, the Registrant's shareholders approved the Access National Corporation 2009 Stock Option Plan (the "2009 Plan"), which the Registrant's Board of Directors had adopted, subject to shareholder approval, on March 24, 2009.

The primary purpose of the 2009 Plan, which became effective on May 19, 2009 (the "Effective Date") is to promote the success of the Registrant and its subsidiaries by providing stock options as incentives to employees of the Registrant and its subsidiaries that will promote the identification of their personal interests with the long-term financial success of the Registrant and with growth in shareholder value. The 2009 Plan is designed to provide flexibility to the Registrant and its subsidiaries in its ability to motivate, attract, and retain the services of employees upon whose effort the successful conduct of its operation is largely dependent. The 2009 Plan is also intended to promote a greater identity of interests between directors and the Registrant's shareholders by increasing the directors' interests in the Registrant through receipt of stock option awards.

The 2009 Plan authorizes the granting of incentive stock options and non-qualified stock options to employees of the Registrant and its subsidiaries and the granting of non-qualified stock options to non-employee directors of the Registrant and its subsidiaries. The 2009 Plan will be administered by a stock option committee appointed by the Registrant's Board of Directors (the "Committee"), which is currently the Registrant's Compensation Committee. Unless sooner terminated by the Registrant's Board of Directors, the 2009 Plan will terminate on May 18, 2019, provided that awards that are outstanding on the date of termination will remain valid in accordance with their terms.

The 2009 Plan provides that the maximum number of shares of the Registrant's common stock that may be issued under the plan is 975,000, subject to certain capital adjustments. In addition, no individual may be granted in any calendar year options relating to more than 50,000 shares under the 2009 Plan. The Registrant previously adopted the Access National Corporation 1999 Stock Option Plan, as restated effective April 22, 2003 (the "1999 Plan"). As a result of the shareholders' approval of the 2009 Plan, no additional awards will be made under the 1999 Plan on or after May 19, 2009, although all awards that were outstanding under the 1999 Plan as of May 19, 2009 remain outstanding in accordance with their terms. No shares of the Registrant's common stock authorized for issuance under the 1999 Plan will be transferred to or used under the 2009 Plan.

As set forth in the 2009 Plan, the Committee may delegate all or part of its authority and duties to one or more officers of the Registrant, except with respect to awards to individuals who are subject to Section 16 of the Securities Exchange of 1934, as amended. Subject to the terms of the 2009 Plan, the Committee or its delegate has, among other powers, the authority to grant awards upon such terms as it determines to be appropriate, to interpret all provisions of the 2009 Plan, to prescribe the form of the written agreements specifying the terms and conditions of the awards granted, to adopt, amend or rescind rules and regulations pertaining to the administration of the 2009 Plan, and to make all other determinations necessary or advisable for the administration of the 2009 Plan, including in connection with a change in control of the Registrant.

The foregoing description of the 2009 Plan does not purport to be complete and is qualified in its entirety by reference to the more detailed description of the 2009 Plan contained in, and the full text of the 2009 Plan which was attached as Appendix A to, the Registrant's definitive proxy statement on
Schedule 14A filed with the Securities and Exchange Commission on April 15, 2009 in connection with the Registrant's 2009 Annual Meeting of Shareholders, which are incorporated herein by reference.

Item       9.01 Financial Statements and Exhibits.

(a) - Not applicable.
(b) - Not applicable.
(c) - Not applicable.

(d)   Exhibits.

      Exhibit 10.10 Access National Corporation 2009 Stock Option Plan, effective May 19, 2009 (incorporated herein by reference to Appendix A to Access National Corporation's Proxy Statement filed April 15, 2009).

                                   Signatures

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ACCESS NATIONAL CORPORATION
                                             (Registrant)


Date:  May 26, 2009               By:  /s/ Michael W. Clarke
                                       -----------------------------------------
                                  Name:    Michael W. Clarke
                                  Title:   President & Chief Executive Officer